Exhibit (k)(11)

BLACKROCK CLOSED-END RULE 12dl-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of June 5, 2025, (the “Effective Date”), is made by and between each registered investment company listed on Schedule A hereto, on behalf of its portfolio series, as applicable (each, an “Acquiring Fund”) and each BlackRock closed-end registered investment company listed on Schedule B hereto (each, an “Acquired Fund”), each severally and not jointly.

WHEREAS, each Acquiring Fund and Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and certain additional terms of investment as provided below.

1.	Terms of Investment.

(a)

In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

i.

Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

ii.	Nothing in this Agreement shall be understood to separately impose any requirement that an Acquired Fund redeem or tender for its shares.

(b)	In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

(a)

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b)

An Acquiring Fund shall not make any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities;

(c)

An Acquiring Fund, its Advisory Group (as defined in the Rule) and other accounts over which the Acquiring Fund’s investment adviser or its affiliate has investment discretion, individually or in the aggregate, shall not make any purchase or acquisition of shares in an Acquired Fund that results in such group holding more than 10% of an Acquired Fund’s total outstanding voting securities;

(d)

An Acquiring Fund shall promptly notify an Acquired Fund (which notice shall not constitute the giving of any notice required under Section 13 or 16 of the Securities Exchange Act of 1934 or the rules thereunder):

i.	of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities;

ii.	where, as a result of a change in the number of outstanding shares of an Acquired Fund, an Acquiring Fund, its Advisory Group (as

defined in the Rule) and other accounts over which the Acquiring Fund’s investment adviser or its affiliate has investment discretion, individually or in the aggregate, hold more than 10% of the Acquired Fund’s total outstanding voting securities, such notice to include disaggregated information regarding the amounts of such holdings; and

iii.	if at any time an Acquiring Fund no longer holds voting securities of an Acquired Fund in excess of an amount noted in (i), or (ii) above.

(e)

Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

(f)

Where an Acquiring Fund and its Advisory Group, in the aggregate, hold more than 10% of an Acquired Fund’s total outstanding voting securities, each of those holders shall vote its securities in the same proportion as the vote of all other holders of such securities, unless as otherwise provided under the Rule.

(g)	The requirements set forth in Sections 3(d), 3(e) and 3(f) shall not apply where the Acquiring Fund’s full portfolio is sub-advised by any affiliate of BlackRock, Inc.

(h)

An Acquiring Fund shall provide an Acquired Fund with information regarding the investments in the Acquired Fund held by the Acquiring Fund, its Advisory Group, and other accounts over which the Acquiring Fund’s investment adviser or its affiliate has investment discretion, including the amounts of such investments, upon the Acquired Fund’s reasonable request.

(i)	An Acquiring Fund that is a unit investment trust (“UIT”) will disclose the termination date of such UIT in its applicable prospectus, which can be made available upon request.

4.	Indemnification.

(a)

Each Acquiring Fund agrees to hold harmless and indemnify each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b)

Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

(c)

Any liability pursuant to the forgoing provisions shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual series of the Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series.

5.	Use of Name.

(a)

To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information or otherwise (but not in the financial statements of the Acquiring Fund when the Acquired Fund is listed as a holding), each Acquiring Fund agrees to:

i.

Refer to such Acquired Fund by its legal name, for example, the “BlackRock Income Trust, Inc.” upon first reference to such Acquired Fund, and by its legal name or its ticker symbol for subsequent references; and

ii.	Include the following notice within reasonable proximity to the first reference to such Acquired Fund, as applicable:

BlackRock is a registered trademark of BlackRock, Inc. or its subsidiaries (“BlackRock”). Neither BlackRock nor the BlackRock Funds make any representations regarding the advisability of investing in [Name of Acquiring Fund].

(b)

No Acquiring Fund shall use the name or any tradename, trademark, service mark, symbol or any abbreviation, contraction or simulation thereof of the Acquired Fund, BlackRock or any of their affiliates in its shareholder communications, advertising, sales literature and similar communications (other than a prospectus, statement of additional information, fact sheet or similar disclosure document, or shareholder report) unless it first receives prior written approval (including approval through written electronic communications) of the Acquired Fund or BlackRock. Additionally, no Acquiring Fund shall use any logo of the Acquired Fund or of BlackRock without entering into a separate trademark license agreement with BlackRock.

6.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below. Either party may notify the other in writing of any changes to these notice provisions.

If to the Acquiring Funds:	If to the Acquired Funds:

As set forth on Schedule C	BlackRock Closed-End Mutual Funds: Email: GroupOfficeofRegisteredFunds@blackrock.com With copy to: Group12d14@blackrock.com

7.	Changes to Schedules of Acquiring Funds and Acquired Funds.

(a)

In the event that an Acquiring Fund or its sponsor wishes to include one or more additional Acquiring Funds in addition to those originally set forth on Schedule A, or to invest in an additional Acquired Fund in addition to those originally set forth on Schedule B, the Acquiring Fund shall so notify the Acquired Fund in writing, and if the Acquired Fund agrees in writing, such fund shall hereunder become an Acquiring Fund or Acquired Fund, as applicable, and Schedule A or Schedule B, as applicable, shall be amended accordingly.

(b)

In the event that an Acquired Fund wishes to no longer be party to the Agreement, the Acquired Fund may provide written notice to the Acquiring Fund, and such Acquired Fund shall no longer be an Acquired Fund under the Agreement and Schedule B shall be amended accordingly.

8.	Governing Law; Counterparts.

(a)	This Agreement will be governed by Delaware law without regard to choice of law principles.

(b)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic copy of a signature received in Portable Document Format (PDF) or a copy of a signature received via a fax machine shall be deemed to be of the same force and effect as an original signature on an original executed document.

9.	Term and Termination; Assignment; Amendment.

(a)

This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 9(b).

(b)

This Agreement shall continue until terminated in writing by either party upon 30 days’ notice to the other party. To the extent an Acquiring Fund, its Advisory Group other accounts over which the Acquiring Fund’s investment adviser or its affiliate has investment discretion, individually or in the aggregate, holds more than 10% of an Acquired Fund’s total outstanding voting securities after the termination of this Agreement, Section 3(d) shall survive the termination of the Agreement. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)	Other than as set forth in Sections 6 and 7 above, this Agreement may be amended only by a writing that is signed by each affected party.

10.	State Law Matters.

(a)

In the case of any Acquiring Fund or Acquired Fund organized as a Massachusetts business trust (each, a “Massachusetts Trust”), a copy of the Declaration of Trust of each Massachusetts Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of a Massachusetts Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each Massachusetts Trust. For the avoidance of doubt, no director, trustee, officer, employee, agent, employee or shareholder of any other Acquiring Fund or Acquired Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each such Acquiring Fund or Acquired Fund.

(b)

For the avoidance of doubt, nothing in this Agreement shall alter or waive any voting restriction or other limitation made available by any state control share acquisition act or similar statute that is, or becomes, applicable to an Acquired Fund (in whole or in part).

11.

Termination of Prior Agreements. The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EACH ACQUIRING FUND LISTED ON SCHEDULE A HERETO,

ON BEHALF OF ITS SERIES, AS APPLICABLE

By:	/s/ Adam Henkel
Name:	Adam Henkel
Title:	Secretary

[Remainder of page intentionally left blank; Acquired Fund signature page follows]

EACH BLACKROCK CLOSED-END REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE B HERETO AS AN ACQUIRED FUND

By:	/s/ Stephen Minar
Name:	Stephen Minar
Title:	Vice President

Schedule A: Acquiring Funds

Registrant: Invesco Exchange-Traded Fund Trust II

 Series: CEF Income Composite ETF

Registrant: Invesco Unit Trusts

 Series: All current and future series

Schedule B: Acquired Funds

Fund Name	Ticker

BlackRock Corporate High Yield Fund, Inc.	HYT

BlackRock Debt Strategies Fund, Inc.	DSU

BlackRock Energy and Resources Trust	BGR

BlackRock Enhanced Equity Dividend Trust	BDJ

BlackRock Enhanced Global Dividend Trust	BOE

BlackRock Enhanced International Dividend Trust	BGY

BlackRock Enhanced Large Cap Core Fund, Inc.	CII

BlackRock ESG Capital Allocation Term Trust	ECAT

BlackRock Floating Rate Income Strategies Fund, Inc.	FRA

BlackRock Floating Rate Income Trust	BGT

BlackRock Health Sciences Term Trust	BMEZ

BlackRock Health Sciences Trust	BME

BlackRock Income Trust, Inc.	BKT

BlackRock MuniHoldings California Quality Fund, Inc.	MUC

BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ

BlackRock MuniYield Michigan Quality Fund, Inc.	MIY

BlackRock Resources and Commodities Strategy Trust	BCX

BlackRock Science and Technology Term Trust	BSTZ

BlackRock Science and Technology Trust	BST

BlackRock Taxable Municipal Bond Trust	BBN

BlackRock Technology and Private Equity Term Trust	BTX

BlackRock Utilities, Infrastructure & Power Opportunities Trust	BUI

BlackRock Virginia Municipal Bond Trust	BHV

As of March 24, 2025

Schedule C: Notice for Acquiring Funds

Invesco Advisers, Inc.

Attn: General Counsel

11 Greenway Plaza, Suite 100

Houston, Texas 77046

veronica.castillo@invesco.com

With a copy to:

Client Contracts

12d-1request@invesco.com